Exhibit 10.1
FORM OF VOTING AGREEMENT
     THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of August ___, 2006 by and between Corel Corporation, a corporation organized and existing under the laws of Canada (“Parent”), and the undersigned shareholder (the “Shareholder”) of InterVideo, Inc., a Delaware corporation (the “Company”).
RECITALS
     A. Parent, Iceland Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”) pursuant to which all outstanding shares of capital stock of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement.
     B. The Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of the outstanding capital stock of the Company, options or warrants to purchase such number of shares of capital stock of the Company as is indicated on the signature page of this Agreement.
     C. In consideration of the execution of the Merger Agreement by Parent, the Shareholder (in the Shareholder’s capacity as such) is hereby agreeing to vote the Shares as described herein.
     NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:
     1. Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:
          (a) “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (ii) termination of the Merger Agreement in accordance with its terms; provided that the Expiration Date shall be the effective date of any Transfer of Shares in accordance with Section 2(a) hereof.
          (b) “Person” shall mean any individual, corporation, limited liability company, general or limited partnership, trust, unincorporated association or other entity of any kind or nature, or any governmental authority.
          (c) “Shares” shall mean (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) owned by the Shareholder as of the date hereof, and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which the Shareholder acquires ownership during the period from the date of this Agreement through the Expiration Date (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).
          (d) A Person shall be deemed to have effected a “Transfer” of a Share if such person, directly or indirectly (i) sells, tenders, pledges, encumbers, assigns, grants an option with respect to, establishes an open “put equivalent position” (within the meaning of Rule 16a-h under the Exchange Act) with respect to, transfers or disposes of such Share or any interest in such Share (including the economic consequences of ownership of such Share), or (ii) enters into an agreement or commitment providing for the sale of, tender of, pledge of, encumbrance of, assignment of, grant of an option with respect to, establishment of an open “put equivalent position” with respect to, transfer, or disposition of such Share or any interest therein (including the economic consequences of ownership of such Share).
     2. Transfer of Shares. Prior to the termination of this Agreement, Shareholder agrees not to, directly or indirectly:
          (a) Except pursuant to the terms of the Merger Agreement or pursuant to the terms of a trading plan adopted pursuant to Rule 10b5-1 under the Exchange Act in effect prior to the date hereof, Transfer any or all of the Shares or any interest therein, except (i) as provided in Section 3 hereof, (ii) to the extent required to pay the exercise price upon exercise of a Company Stock Option or to satisfy the Shareholders’ tax withholding obligation upon exercise of a Company Stock Option; and/or (iii) other Transfers in which each transferee shall have: (A) executed a counterpart of this Agreement and a proxy in the form attached hereto as Annex I and (B) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement (provided that such Transfers in the aggregate shall not exceed 10% of the Shares held by Shareholders as of the date hereof); or
          (b) grant any proxy or power of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares except as provided in this Agreement.
Notwithstanding anything to the contrary in this Agreement, any Shares Transferred in a manner permitted by Section 2(a) hereof shall be Transferred free and clear of any voting or other restrictions contained herein and of the Proxy (as defined below), in each case except to the extent specifically provided by Section 2(a)(iii).
     3. Agreement to Vote Shares.
          (a) At every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Company, the Shareholder (in the Shareholder’s capacity as such), to the extent not voted by the Person(s) appointed under the Proxy (as defined below), shall, or shall cause the holder of record on any applicable record date to, vote the Shares:
               (i) in favor of the adoption of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement;
               (ii) against approval of any Company Acquisition Proposal; and

               (iii) against any action that is intended, or could reasonably be expected to, materially, impede, interfere with, delay, or postpone the Merger.
          (b) In the event that a meeting of the stockholders of the Company is held, the Shareholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum.
          (c) The Shareholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.
          (d) In the event the Shareholder does not vote its Shares in accordance with this Section 3, Parent shall have the right to vote such Shares in accordance with the terms of the Proxy.
          (e) In the event the Board of Directors of the Company effects a Recommendation Withdrawal not in connection with a Superior Proposal, the provisions of Section 3(i) shall be suspended; provided, that in the event the Board of Directors of the Company reinstates its recommendation of the Merger and the Merger Agreement, as the same may be amended, supplemented or modified, thereafter makes a Recommendation Withdrawal in one or more of the circumstances permitted under the Agreement or which would entitle Parent to payment of a termination fee or a court of competent jurisdiction rules that such Recommendation Withdrawal not in connection with a Superior Proposal constituted a breach of the Agreement entiling the Parent to a remedy, the provisions of Section 3(i) shall be reinstated, subject, in all respects to the other terms and conditions of this Agreement.
     4. Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or require the Shareholder to attempt to) limit or restrict any designee of the Shareholder or a Shareholder who is a director or officer of the Company from acting in such capacity or voting, in his capacity as a director of the Company, with Shareholders’ sole discretion on any matter (it being understood that this Agreement shall apply to the Shareholder solely in the Shareholder’s capacity as a shareholder of the Company).
     5. Irrevocable Proxy. Concurrently with the execution of this Agreement, the Shareholder shall deliver to Parent a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be effective solely as described in Section 3(d) above and irrevocable to the fullest extent permissible by law, with respect to the Shares. Notwithstanding the foregoing, the Proxy shall terminate and be revoked (or shall under no circumstances become effective) with respect to the Shares concurrently with (a) the Transfer of Shares in accordance with Section 2(a) above or (b) upon the Expiration Date, without any notice or action by Shareholder, the transferee or any other person.
     6. Representations and Warranties of the Shareholder.
          (a) Power; Authorization; Binding Agreement. The Shareholder has full power, authority and authorization to execute and deliver this Agreement and the Proxy, to perform the Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms.
          (b) No Conflicts. No filing with, and no permit, authorization, consent, or approval of, any state or federal public body or authority (“Governmental Entity”) is necessary for the execution by the Shareholder of this Agreement, the performance by the Shareholder of its obligations hereunder and the consummation by the Shareholder of the transactions contemplated hereby. None of the execution and delivery by the Shareholder of this Agreement, the performance by the Shareholder of its obligations hereunder or the consummation by the Shareholder of the transactions contemplated hereby will (i) conflict with or result in any breach of any agreements or documents entered into by or binding on the Shareholder, (ii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to the Shareholder, except where such violations, breaches or defaults would not individually or in the aggregate, materially impair the ability of Stockholder to perform this Agreement.
          (c) Ownership of Shares. The Shareholder (i) is the beneficial owner of the shares of Company Common Stock indicated on the signature page of this Agreement, (ii) is the owner of options that are exercisable for the number of shares of Company Common Stock indicated on the signature page of this Agreement, all of which options and shares of Company Common Stock issuable upon the exercise of such options are, or the Company Common Stock received upon exercise of an option after the date hereof will be, free and clear of any Liens (except any Liens arising under securities laws or arising hereunder); and (iii) does not own, beneficially or otherwise, any securities of the Company other than the shares of Company Common Stock or options to purchase shares of Company Common Stock, and shares of Company Common Stock issuable upon the exercise of such options, indicated on the signature page of this Agreement.
          (d) No Encumbrance. Except as permitted by this Agreement, the Shares are now and, at all times during the term hereof, or will be, as the case may be, held by Shareholder, or by a nominee or custodian for the benefit of Shareholder, free and clear of all Liens except for any such Liens arising hereunder or under applicable federal and state securities laws, other than Liens that would not individually or in the aggregate, materially impair the ability of Stockholder to perform this Agreement.
          (e) No Action. The Shareholder agrees that it will not bring, commence, institute, maintain, or prosecute any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Entity, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Shareholder, either alone or together with the other Voting Agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the board of directors of the Company, breaches any fiduciary duty of the board of directors of the Company or any member thereof.
     7. Disclosure. The Shareholder shall permit Parent to publish and disclose in all documents and schedules filed with the Securities and Exchange Commission, and any press release or other disclosure document that Parent determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger, the Shareholder’s identity and ownership of Shares and the nature of the Shareholder’s commitments, arrangements and understandings under this Agreement.
     8. Further Assurances. Subject to the terms and conditions of this Agreement, the Shareholder shall use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary to fulfill such Shareholder’s obligations under this Agreement.
     9. Legending of Shares. If so requested by Parent, the Shareholder agrees that the Shares shall bear a legend stating that they are subject to this Agreement and the Proxy.
     10. Termination. This Agreement and the Proxy shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, nothing set forth in this Section 10 or elsewhere in this Agreement shall relieve either party hereto from liability, or otherwise limit the liability of either party hereto, for any breach of this Agreement.
     11. Appraisal Rights. The Shareholder irrevocably waives and agrees not to exercise any rights (including, without limitation, under Section 262 of the General Corporation Law of the State of Delaware) to demand appraisal of any of the Shares which may arise with respect to the Merger.
     12. Miscellaneous.
          (a) Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith and execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.
          (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other; provided, that Parent may assign any of their rights and obligations hereunder, in whole or in part, to any Affiliate or Subsidiary of Parent without obtaining the consent of the Shareholder.
          (c) Amendments; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.
          (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.
     Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by facsimile or by email transmission. Any such notice shall be deemed delivered (a) on the date delivered if by personal delivery, (b) on the date upon which receipt is signed or delivery is made, if mailed by registered or certified mail, (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed by registered or certified mail, (d) on the next succeeding Business Day if sent by national courier service, (e) on the date sent by facsimile if the appropriate facsimile confirmation is received by the sender, or (f) on the date sent if by email. Notices shall be sent:

If to Parent:

Corel Corporation
1600 Carling Avenue
Ottawa, Ontario
Canada K1Z 8R7
Attention: Chris S. DiFrancesco
Telephone No.: 613.728.0826
Telecopy No.: 613.725.2691
email: Christopher.DiFrancesco@corel.com

with a copy to:

O’Melveny & Myers LLP
275 Battery Street, Suite 2600
San Francisco, CA 94111
Attention: Michael J. Kennedy
Telephone No.: 415.984.8756
Telecopy No.: 415.984.8701
email: mjkennedy@omm.com

If to the Shareholder, to the address, facsimile and email set forth on the signature page hereof.

with a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304-1050

Attention: Matthew Sonsini, Esq.
Bradley Finkelstein, Esq.
Telephone No.: 650.493.9300
Telecopy No.: 650.493.6811
email: msonsini@wsgr.com
bfinkelstein@wsgr.com
          (e) No Waiver. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.
          (f) No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.
          (g) Governing Law. This Agreement shall be governed by the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.
          (h) Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
          (i) Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior negotiations, agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.
          (j) Interpretation.
               (i) Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.
               (ii) The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.
          (k) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses.

          (l) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.
          (m) No Obligation to Exercise Options. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall obligate the Shareholder to exercise any option to acquire shares of Company Common Stock.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the undersigned have executed and caused to be effective this Agreement as of the date first above written.

COREL CORPORATION	SHAREHOLDER

By:	By:

Name:	Name:

Title:	Title:

Address:

Facsimile:
email:
Shares beneficially owned as of the date hereof:

_______ shares of Company Common Stock

_______ shares of Company Common Stock issuable upon exercise of outstanding options
**** VOTING AGREEMENT ****

EXHIBIT A
IRREVOCABLE PROXY
     The undersigned shareholder (the “Shareholder”) of InterVideo, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints the Chief Financial Officer and the General Counsel of Corel Corporation, a corporation organized and existing under the laws of Canada (“Parent”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy until the Expiration Date (as defined below).
     This Irrevocable Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest and is granted pursuant to and is subject to that certain Voting Agreement of even date herewith by and between Parent and the undersigned shareholder (the “Voting Agreement”), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), among Parent, Iceland Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company. The Merger Agreement provides for, among other things the merger of Merger Sub with and into the Company, pursuant to which all outstanding shares of capital stock of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement.
     As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Board of Directors of the Company shall have effected a Recommendation Withdrawal pursuant to Section 5.2(c) of the Merger Agreement, (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (iii) termination of the Merger Agreement in accordance with its terms; provided that the Expiration Date shall be the effective date of any Transfer of Shares in accordance with Section 2(a) of the Voting Agreement.
     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, subject to and in accordance with the terms and conditions of the Voting Agreement, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of shareholders of the Company and in every written consent in lieu of such meeting:
     (i) in favor of the adoption of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement;

     (ii) against approval of any Company Acquisition Proposal (as defined in the Merger Agreement); and
     (iii) against any action that is intended, or could reasonably be expected to, materially, impede, interfere with, delay, or postpone the Merger.
     The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter. The undersigned shareholder may vote the Shares on all other matters.
     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.
     This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date and clause (i) above shall be suspended during any period during which the obligations of Section 3 of the Voting Agreement are suspended pursuant to
Section 3(e).
[Signature page follows]

Dated: August __, 2006	SHAREHOLDER

By:

Name:

Title:

***** IRREVOCABLE PROXY ****